RenaissanceRe Reports Second Quarter 2019 Net Income Available to Common Shareholders of $367.9 Million, or $8.35 Per Diluted Common Share; Operating Income Available to Common Shareholders of $212.6 Million, or $4.78 Per Diluted Common Share
Pembroke, Bermuda, July 23, 2019 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today reported net income available to RenaissanceRe common shareholders of $367.9 million, or $8.35 per diluted common share, in the second quarter of 2019, compared to $191.8 million, or $4.78 per diluted common share, in the second quarter of 2018. Operating income available to RenaissanceRe common shareholders was $212.6 million, or $4.78 per diluted common share, in the second quarter of 2019, compared to $204.3 million, or $5.10 per diluted common share, in the second quarter of 2018. The Company reported an annualized return on average common equity of 28.9% and an annualized operating return on average common equity of 16.7% in the second quarter of 2019, compared to 18.6% and 19.8%, respectively, in the second quarter of 2018. Book value per common share increased $8.12, or 7.3%, to $119.17 in the second quarter of 2019, compared to a 4.3% increase in the second quarter of 2018. Tangible book value per common share plus accumulated dividends increased $8.52, or 8.2%, to $132.57 in the second quarter of 2019, compared to a 4.9% increase in the second quarter of 2018.
Kevin J. O’Donnell, President and Chief Executive Officer of RenaissanceRe, commented: “I am pleased with our performance in the second quarter, where we achieved annualized operating return on average common equity of 16.7% and growth in tangible book value per common share plus accumulated dividends of 8.2%. This strong performance was due to the diligent execution of our differentiated strategy, resulting in solid profits, material growth and improved operational efficiency. The portfolio of risks we have constructed is larger, more diverse and increasingly efficient, and poised to drive superior long-term returns for our shareholders.”
Second Quarter of 2019 Summary

•
Gross premiums written increased by $499.6 million, or 51.1%, to $1.5 billion, in the second quarter of 2019, compared to the second quarter of 2018, driven by an increase of $286.6 million in the Property segment and an increase of $213.0 million in the Casualty and Specialty segment.

•
Underwriting income of $170.8 million and a combined ratio of 81.3% in the second quarter of 2019, compared to $226.6 million and 47.2%, respectively, in the second quarter of 2018. The Property segment generated underwriting income of $151.7 million and had a combined ratio of 64.3%. The Casualty and Specialty segment generated underwriting income of $19.0 million and had a combined ratio of 96.1%. Underwriting income decreased in the second quarter of 2019 compared to the second quarter of 2018, primarily as a result of changes in the estimates of the net negative impact of the 2017 Large Loss Events (as defined herein) during the second quarter of 2018, resulting in a net positive impact on the underwriting result in the second quarter of 2018, partially offset by higher net earned premium in the second quarter of 2019 as a result of growth across all business lines.

•
Total investment result was a gain of $309.8 million in the second quarter of 2019, generating an annualized total investment return of 8.0%, driven by net realized and unrealized gains on investments of $194.0 million, comprised of $143.3 million from fixed maturity investments and $50.7 million from equity investments and investments-related derivatives.

•
Over $700.0 million of capital raised through the Company’s third-party vehicles, including DaVinciRe Holdings Ltd. (“DaVinciRe”), Upsilon RFO Re Ltd. (“Upsilon RFO”), Vermeer Reinsurance Ltd. (“Vermeer”) and RenaissanceRe Medici Fund Ltd.

Acquisition of Tokio Millennium Re
As previously announced, on March 22, 2019, the Company completed its acquisition of Tokio Millennium Re AG (now known as RenaissanceRe Europe AG), Tokio Millennium Re (UK) Limited (now known as RenaissanceRe (UK) Limited) and their subsidiaries (collectively, the “TMR Group Entities”). The operating activities of the TMR Group Entities for the period from the acquisition date, March 22, 2019, through June 30, 2019 are included in the Company’s consolidated statements of operations for the three and six months ended June 30, 2019. The Company accounted for the acquisition of the TMR Group Entities under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic Business Combinations.
The second quarter of 2019 was the first full quarter that reflected the results of the TMR Group Entities on the Company’s results of operations. As such, the results of operations for the three months ended June 30, 2019, compared to the three months ended June 30, 2018, should be viewed in that context. In addition, the results of operations for the three months ended June 30, 2019 may not be reflective of the ultimate ongoing business of the combined entities.
Underwriting Results by Segment
Property Segment
Gross premiums written in the Property segment were $839.2 million in the second quarter of 2019, an increase of $286.6 million, or 51.9%, compared to $552.6 million in the second quarter of 2018.
Gross premiums written in the catastrophe class of business were $602.7 million in the second quarter of 2019, an increase of $164.9 million, or 37.7%, compared to the second quarter of 2018. The increase in gross premiums written in the catastrophe class of business in the second quarter of 2019 was driven by expanded participation on existing transactions and certain new transactions, in addition to the impact of the acquisition of the TMR Group Entities.
Gross premiums written in the other property class of business were $236.5 million in the second quarter of 2019, an increase of $121.6 million, or 105.9%, compared to the second quarter of 2018. The increase in gross premiums written in the other property class of business was primarily driven by growth across a number of the Company’s underwriting platforms, from existing relationships, new opportunities, as well as the business acquired in connection with the acquisition of the TMR Group Entities.
Ceded premiums written in the Property segment were $295.1 million in the second quarter of 2019, an increase of $40.3 million, or 15.8%, compared to the second quarter of 2018. The increase in ceded premiums written in the second quarter of 2019 was principally due to a portion of the increase in gross premiums written in the catastrophe class of business noted above being ceded to third-party investors in the Company’s managed vehicles, as well as an overall increase in ceded purchases.
The Property segment generated underwriting income of $151.7 million and had a combined ratio of 64.3% in the second quarter of 2019, compared to $213.7 million and negative 4.7%, respectively, in the second quarter of 2018. During the second quarter of 2019, the Property segment underwriting result included a lower current accident year net claims and claim expense ratio driven by a relatively lower level of insured catastrophe events, compared to the second quarter of 2018, partially offset by net adverse development on prior accident years net claims and claim expenses of $10.8 million, or an increase in the combined ratio of 2.6 percentage points, primarily driven by higher than expected losses in the other property class of business.
As previously reported, the second quarter of 2018 results, in particular the underwriting result and combined ratio of the Company’s Property segment, were favorably impacted by changes in the estimates of the net negative impact associated with Hurricanes Harvey, Irma and Maria, the Mexico City Earthquake, and the wildfires in California during the fourth quarter of 2017 (collectively, the “2017 Large Loss Events”), resulting in a net positive impact on the Property segment underwriting result of $86.1 million, and a corresponding reduction in the Property segment combined ratio of 50.1 percentage points. Net negative impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost profit commissions and redeemable noncontrolling interest. The Company’s estimates of net negative impact are based on a review of its potential exposures, discussions with certain counterparties and catastrophe modeling techniques. The Company’s actual net negative impact, both individually and in the aggregate, will vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.

Casualty and Specialty Segment
Gross premiums written in the Casualty and Specialty segment were $637.7 million in the second quarter of 2019, an increase of $213.0 million, or 50.1%, compared to the second quarter of 2018. The increase was due to business acquired in connection with the acquisition of the TMR Group Entities, as well as growth from new and existing business opportunities written in the current and prior periods across various classes of business within the segment.
The Casualty and Specialty segment generated underwriting income of $19.0 million and had a combined ratio of 96.1% in the second quarter of 2019, compared to $13.0 million and 94.2%, respectively, in the second quarter of 2018. The increase in underwriting income was primarily due to the growth in net premiums earned as a result of the business acquired in connection with the acquisition of the TMR Group Entities. The increase in the Casualty and Specialty segment combined ratio was driven by an increase of 3.3 percentage points in the net claims and claim expense ratio, principally the result of less net favorable development on prior accident years net claims and claim expenses in the second quarter of 2019 compared to the second quarter of 2018. Partially offsetting the increase in the net claims and claim expense ratio was a 1.4 percentage point decrease in the underwriting expense ratio primarily the result of a decrease in the operating expense ratio due to improved operating leverage as a result of the business acquired in connection with the acquisition of the TMR Group Entities.
Other Items

•
The Company’s total investment result, which includes the sum of net investment income and net realized and unrealized gains and losses on investments, was a gain of $309.8 million in the second quarter of 2019, compared to a gain of $53.5 million in the second quarter of 2018, an increase of $256.4 million. The increase in the total investment result was principally due to significant net realized and unrealized gains from the Company’s fixed maturity, public equity and investments-related derivative portfolios, combined with higher net investment income primarily driven by the Company’s fixed maturity, short term and private equity investment portfolios. Also driving the investment result for the second quarter of 2019 were higher average invested assets primarily resulting from the acquisition of the TMR Group Entities, combined with capital raised in certain of the Company’s consolidated third-party capital vehicles, namely DaVinciRe, Vermeer and Upsilon RFO, and the subsequent investment of those funds as part of the Company’s consolidated investment portfolio.

•
Net income attributable to redeemable noncontrolling interests in the second quarter of 2019 was $71.8 million, compared to $54.5 million in the second quarter of 2018. The increase was primarily driven by the results of operations of Vermeer being included in net income attributable to redeemable noncontrolling interests in the second quarter of 2019, combined with DaVinciRe generating higher underwriting income and higher total investment results.

•
During the second quarter of 2019, the Company recorded $14.5 million of corporate expenses associated with the acquisition of the TMR Group Entities, comprised of $9.2 million of compensation-related costs, $3.4 million of integration-related costs and $1.9 million of transaction-related costs.

•
On April 2, 2019, the Company issued $400.0 million of its 3.600% Senior Notes due April 15, 2029. A portion of the net proceeds were used to repay, in full, the $200.0 million outstanding under the Company’s revolving credit facility, which was drawn on March 20, 2019 in connection with the acquisition of the TMR Group Entities. The remainder of the net proceeds will be used for general corporate purposes.

•
In the second quarter of 2019, total fee income increased $7.5 million, to $40.2 million, compared to $32.7 million in the second quarter of 2018, primarily driven by an increase in the dollar value of capital being managed, combined with improved underlying performance.

•	Income tax expense was $9.5 million in the second quarter of 2019, compared to $4.5 million in the second quarter of 2018, principally driven by investment gains in our U.S.-based operations.
This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.

Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe will host a conference call on Wednesday, July 24, 2019 at 10:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, the Company has offices in Bermuda, Australia, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the frequency and severity of catastrophic and other events that the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the Company’s ability to maintain its financial strength ratings; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms and providing the coverage that we intended to obtain; the effect of emerging claims and coverage issues; the effects of U.S. tax reform legislation and possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in the Company’s joint ventures or other entities the Company manages; soft reinsurance underwriting market conditions; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to taxation in the U.S.; the success of any of the Company’s strategic investments or acquisitions, including the Company’s ability to manage its operations as its product and geographical diversity increases; the Company’s ability to retain key senior officers and to attract or retain the executives and employees necessary to manage its business; the performance of the Company’s investment portfolio; losses that the Company could face from terrorism, political unrest or war; the effect of cybersecurity risks, including technology breaches or failure on the Company’s business; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to determine the impairments taken on investments; the effects of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates, including as a result of increased global regulation of the insurance and reinsurance industries; changes in Bermuda laws and regulations and the political environment in Bermuda; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; aspects of the Company’s corporate structure that may discourage third-party takeovers or other transactions; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; consolidation of competitors, customers and insurance and reinsurance brokers; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; increasing barriers to free trade and the free flow of capital; international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market; the effect of Organisation for Economic Co-operation and Development or European Union (“EU”) measures to increase the Company’s taxes and reporting requirements; the effect of the vote by the U.K. to leave the EU; changes in regulatory regimes and accounting rules that may impact financial results irrespective of business operations; the Company’s need to make many estimates and judgments in the preparation of its financial statements; risks that the ongoing integration of the TMR Group Entities disrupts or distracts from current plans and operations; the Company’s ability to recognize the benefits of the acquisition of the TMR Group Entities; and other factors affecting future results disclosed in RenaissanceRe’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Keith McCue	Keil Gunther
Senior Vice President, Finance & Investor Relations	Vice President, Marketing & Communications
RenaissanceRe Holdings Ltd.	RenaissanceRe Holdings Ltd.
(441) 239-4830	(441) 239-4932
or
Kekst CNC
Dawn Dover
(212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Six months ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenues
Gross premiums written	$1,476,908	$977,343	$3,041,203	$2,136,995
Net premiums written	$1,022,965	$604,509	$1,951,996	$1,267,553
Increase in unearned premiums	(111,463)	(175,124)	(490,466)	(397,886)
Net premiums earned	911,502	429,385	1,461,530	869,667
Net investment income	115,832	71,356	197,294	127,832
Net foreign exchange gains (losses)	9,309	(10,687)	6,463	(6,930)
Equity in earnings of other ventures	6,812	5,826	11,473	6,683
Other income (loss)	922	1,225	4,093	(17)
Net realized and unrealized gains (losses) on investments	194,003	(17,901)	364,648	(100,045)
Total revenues	1,238,380	479,204	2,045,501	897,190
Expenses
Net claims and claim expenses incurred	453,373	60,167	680,408	231,870
Acquisition expenses	227,482	105,052	351,433	202,763
Operational expenses	59,814	37,543	104,747	78,815
Corporate expenses	23,847	8,301	62,636	15,034
Interest expense	15,534	11,768	27,288	23,535
Total expenses	780,050	222,831	1,226,512	552,017
Income before taxes	458,330	256,373	818,989	345,173
Income tax expense	(9,475)	(4,506)	(17,006)	(1,099)
Net income	448,855	251,867	801,983	344,074
Net income attributable to noncontrolling interests	(71,812)	(54,483)	(142,034)	(84,382)
Net income attributable to RenaissanceRe	377,043	197,384	659,949	259,692
Dividends on preference shares	(9,189)	(5,596)	(18,378)	(11,191)
Net income available to RenaissanceRe common shareholders	$367,854	$191,788	$641,571	$248,501

Net income available to RenaissanceRe common shareholders per common share - basic	$8.36	$4.78	$14.82	$6.21
Net income available to RenaissanceRe common shareholders per common share - diluted	$8.35	$4.78	$14.81	$6.21
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$4.78	$5.10	$8.39	$8.18

Average shares outstanding - basic	43,483	39,641	42,774	39,597
Average shares outstanding - diluted	43,521	39,654	42,806	39,622

Net claims and claim expense ratio	49.7%	14.0%	46.6%	26.7%
Underwriting expense ratio	31.6%	33.2%	31.2%	32.3%
Combined ratio	81.3%	47.2%	77.8%	59.0%

Return on average common equity - annualized	28.9%	18.6%	26.4%	12.2%
Operating return on average common equity - annualized (1)	16.7%	19.8%	15.1%	16.0%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	June 30, 2019	December 31, 2018
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$10,479,666	$8,088,870
Short term investments, at fair value	4,579,171	2,586,520
Equity investments trading, at fair value	273,646	310,252
Other investments, at fair value	955,437	784,933
Investments in other ventures, under equity method	100,396	115,172
Total investments	16,388,316	11,885,747
Cash and cash equivalents	670,626	1,107,922
Premiums receivable	3,140,688	1,537,188
Prepaid reinsurance premiums	1,158,534	616,185
Reinsurance recoverable	2,865,150	2,372,221
Accrued investment income	76,949	51,311
Deferred acquisition costs and value of business acquired	780,756	476,661
Receivable for investments sold	395,787	256,416
Other assets	344,938	135,127
Goodwill and other intangibles	265,217	237,418
Total assets	$26,086,961	$18,676,196
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$8,484,848	$6,076,271
Unearned premiums	3,362,520	1,716,021
Debt	1,382,890	991,127
Reinsurance balances payable	3,280,048	1,902,056
Payable for investments purchased	554,696	380,332
Other liabilities	396,651	513,609
Total liabilities	17,461,653	11,579,416
Redeemable noncontrolling interest	2,712,466	2,051,700
Shareholders’ Equity
Preference shares	650,000	650,000
Common shares	44,162	42,207
Additional paid-in capital	552,210	296,099
Accumulated other comprehensive loss	(3,869)	(1,433)
Retained earnings	4,670,339	4,058,207
Total shareholders’ equity attributable to RenaissanceRe	5,912,842	5,045,080
Total liabilities, noncontrolling interests and shareholders’ equity	$26,086,961	$18,676,196

Book value per common share	$119.17	$104.13

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended June 30, 2019
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$839,200	$637,708	$—	$1,476,908
Net premiums written	$544,115	$478,850	$—	$1,022,965
Net premiums earned	$425,013	$486,489	$—	$911,502
Net claims and claim expenses incurred	146,874	306,501	(2)	453,373
Acquisition expenses	89,711	137,963	(192)	227,482
Operational expenses	36,764	23,016	34	59,814
Underwriting income (loss)	$151,664	$19,009	$160	170,833
Net investment income			115,832	115,832
Net foreign exchange gains			9,309	9,309
Equity in earnings of other ventures			6,812	6,812
Other income			922	922
Net realized and unrealized gains on investments			194,003	194,003
Corporate expenses			(23,847)	(23,847)
Interest expense			(15,534)	(15,534)
Income before taxes and redeemable noncontrolling interests				458,330
Income tax expense			(9,475)	(9,475)
Net income attributable to redeemable noncontrolling interests			(71,812)	(71,812)
Dividends on preference shares			(9,189)	(9,189)
Net income available to RenaissanceRe common shareholders				$367,854

Net claims and claim expenses incurred – current accident year	$136,111	$317,029	$—	$453,140
Net claims and claim expenses incurred – prior accident years	10,763	(10,528)	(2)	233
Net claims and claim expenses incurred – total	$146,874	$306,501	$(2)	$453,373

Net claims and claim expense ratio – current accident year	32.0%	65.2%		49.7%
Net claims and claim expense ratio – prior accident years	2.6%	(2.2)%		—%
Net claims and claim expense ratio – calendar year	34.6%	63.0%		49.7%
Underwriting expense ratio	29.7%	33.1%		31.6%
Combined ratio	64.3%	96.1%		81.3%

	Three months ended June 30, 2018
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$552,627	$424,716	$—	$977,343
Net premiums written	$297,832	$306,677	$—	$604,509
Net premiums earned	$204,138	$225,247	$—	$429,385
Net claims and claim expenses incurred	(74,269)	134,524	(88)	60,167
Acquisition expenses	40,850	64,201	1	105,052
Operational expenses	23,810	13,552	181	37,543
Underwriting income (loss)	$213,747	$12,970	$(94)	226,623
Net investment income			71,356	71,356
Net foreign exchange losses			(10,687)	(10,687)
Equity in earnings of other ventures			5,826	5,826
Other income			1,225	1,225
Net realized and unrealized losses on investments			(17,901)	(17,901)
Corporate expenses			(8,301)	(8,301)
Interest expense			(11,768)	(11,768)
Income before taxes and redeemable noncontrolling interests				256,373
Income tax expense			(4,506)	(4,506)
Net income attributable to redeemable noncontrolling interests			(54,483)	(54,483)
Dividends on preference shares			(5,596)	(5,596)
Net income available to RenaissanceRe common shareholders				$191,788

Net claims and claim expenses incurred – current accident year	$68,876	$147,520	$—	$216,396
Net claims and claim expenses incurred – prior accident years	(143,145)	(12,996)	(88)	(156,229)
Net claims and claim expenses incurred – total	$(74,269)	$134,524	$(88)	$60,167

Net claims and claim expense ratio – current accident year	33.7%	65.5%		50.4%
Net claims and claim expense ratio – prior accident years	(70.1)%	(5.8)%		(36.4)%
Net claims and claim expense ratio – calendar year	(36.4)%	59.7%		14.0%
Underwriting expense ratio	31.7%	34.5%		33.2%
Combined ratio	(4.7)%	94.2%		47.2%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Six months ended June 30, 2019
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,871,584	$1,169,619	$—	$3,041,203
Net premiums written	$1,108,345	$843,651	$—	$1,951,996
Net premiums earned	$715,758	$745,772	$—	$1,461,530
Net claims and claim expenses incurred	202,957	477,434	17	680,408
Acquisition expenses	143,450	208,175	(192)	351,433
Operational expenses	65,308	39,405	34	104,747
Underwriting income (loss)	$304,043	$20,758	$141	324,942
Net investment income			197,294	197,294
Net foreign exchange gains			6,463	6,463
Equity in earnings of other ventures			11,473	11,473
Other income			4,093	4,093
Net realized and unrealized gains on investments			364,648	364,648
Corporate expenses			(62,636)	(62,636)
Interest expense			(27,288)	(27,288)
Income before taxes and redeemable noncontrolling interests				818,989
Income tax expense			(17,006)	(17,006)
Net income attributable to redeemable noncontrolling interests			(142,034)	(142,034)
Dividends on preference shares			(18,378)	(18,378)
Net income attributable to RenaissanceRe common shareholders				$641,571

Net claims and claim expenses incurred – current accident year	$190,317	$494,164	$—	$684,481
Net claims and claim expenses incurred – prior accident years	12,640	(16,730)	17	(4,073)
Net claims and claim expenses incurred – total	$202,957	$477,434	$17	$680,408

Net claims and claim expense ratio – current accident year	26.6%	66.3%		46.8%
Net claims and claim expense ratio – prior accident years	1.8%	(2.3)%		(0.2)%
Net claims and claim expense ratio – calendar year	28.4%	64.0%		46.6%
Underwriting expense ratio	29.1%	33.2%		31.2%
Combined ratio	57.5%	97.2%		77.8%

	Six months ended June 30, 2018
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,259,595	$877,400	$—	$2,136,995
Net premiums written	$651,909	$615,644	$—	$1,267,553
Net premiums earned	$429,187	$440,480	$—	$869,667
Net claims and claim expenses incurred	(43,662)	275,602	(70)	231,870
Acquisition expenses	81,571	121,191	1	202,763
Operational expenses	50,356	28,145	314	78,815
Underwriting income (loss)	$340,922	$15,542	$(245)	356,219
Net investment income			127,832	127,832
Net foreign exchange losses			(6,930)	(6,930)
Equity in earnings of other ventures			6,683	6,683
Other loss			(17)	(17)
Net realized and unrealized losses on investments			(100,045)	(100,045)
Corporate expenses			(15,034)	(15,034)
Interest expense			(23,535)	(23,535)
Income before taxes and redeemable noncontrolling interests				345,173
Income tax expense			(1,099)	(1,099)
Net income attributable to redeemable noncontrolling interests			(84,382)	(84,382)
Dividends on preference shares			(11,191)	(11,191)
Net income available to RenaissanceRe common shareholders				$248,501

Net claims and claim expenses incurred – current accident year	$127,045	$292,389	$—	$419,434
Net claims and claim expenses incurred – prior accident years	(170,707)	(16,787)	(70)	(187,564)
Net claims and claim expenses incurred – total	$(43,662)	$275,602	$(70)	$231,870

Net claims and claim expense ratio – current accident year	29.6%	66.4%		48.2%
Net claims and claim expense ratio – prior accident years	(39.8)%	(3.8)%		(21.5)%
Net claims and claim expense ratio – calendar year	(10.2)%	62.6%		26.7%
Underwriting expense ratio	30.8%	33.9%		32.3%
Combined ratio	20.6%	96.5%		59.0%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Property Segment
Catastrophe	$602,656	$437,720	$1,447,869	$1,028,057
Other property	236,544	114,907	423,715	231,538
Property segment gross premiums written	$839,200	$552,627	$1,871,584	$1,259,595

Casualty and Specialty Segment
General casualty (1)	$258,357	$153,648	411,691	280,274
Professional liability (2)	167,206	97,811	316,583	254,924
Financial lines (3)	91,202	88,215	218,558	181,482
Other (4)	120,943	85,042	222,787	160,720
Casualty and Specialty segment gross premiums written	$637,708	$424,716	$1,169,619	$877,400

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability
(2)	Includes directors and officers, medical malpractice, and professional indemnity.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Fixed maturity investments	$88,106	$50,416	$149,589	$96,059
Short term investments	17,807	7,633	29,651	12,937
Equity investments trading	916	1,490	1,943	2,188
Other investments
Private equity investments	10,309	3,860	12,763	3,426
Other	630	10,658	7,875	18,681
Cash and cash equivalents	2,306	1,039	3,823	1,604
	120,074	75,096	205,644	134,895
Investment expenses	(4,242)	(3,740)	(8,350)	(7,063)
Net investment income	115,832	71,356	197,294	127,832

Gross realized gains	28,512	5,133	52,885	9,716
Gross realized losses	(7,217)	(26,519)	(30,160)	(52,372)
Net realized gains (losses) on fixed maturity investments	21,295	(21,386)	22,725	(42,656)
Net unrealized gains (losses) on fixed maturity investments trading	121,991	(9,420)	225,913	(64,792)
Net realized and unrealized gains (losses) on investments-related derivatives	37,173	1,038	50,969	(3,326)
Net realized gains on equity investments trading	31,899	348	30,738	582
Net unrealized (losses) gains on equity investments trading	(18,355)	11,519	34,303	10,147
Net realized and unrealized gains (losses) on investments	194,003	(17,901)	364,648	(100,045)
Total investment result	$309,835	$53,455	$561,942	$27,787

Total investment return - annualized	8.0%	2.0%	7.3%	0.5%

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measures in previous investor communications and the Company’s management believes that these measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments attributable to RenaissanceRe common shareholders, transaction and integration expenses associated with the acquisition of the TMR Group Entities and the income tax expense or benefit associated with these exclusions to “net income available to RenaissanceRe common shareholders". The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from: fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading and investments-related derivatives; certain transaction and integration expenses associated with the acquisition of the TMR Group Entities; and the associated income tax expense or benefit of these adjustments. The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”. The following is a reconciliation of: 1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Six months ended
(in thousands of United States Dollars, except per share amounts and percentages)	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net income available to RenaissanceRe common shareholders	$367,854	$191,788	$641,571	$248,501
Adjustment for net realized and unrealized (gains) losses on investments attributable to RenaissanceRe common shareholders (1)	(177,418)	12,562	(330,582)	81,590
Adjustment for transaction and integration expenses associated with the acquisition of the TMR Group Entities	14,483	—	40,003	—
Adjustment for income tax expense (benefit) (2)	7,653	(58)	15,940	(3,706)
Operating income available to RenaissanceRe common shareholders	$212,572	$204,292	$366,932	$326,385

Net income available to RenaissanceRe common shareholders per common share - diluted	$8.35	$4.78	$14.81	$6.21
Adjustment for net realized and unrealized (gains) losses on investments attributable to RenaissanceRe common shareholders (1)	(4.08)	0.32	(7.72)	2.06
Adjustment for transaction and integration expenses associated with the acquisition of the TMR Group Entities	0.33	—	0.93	—
Adjustment for income tax expense (benefit) (2)	0.18	—	0.37	(0.09)
Operating income available to RenaissanceRe common shareholders per common share - diluted	$4.78	$5.10	$8.39	$8.18

Return on average common equity - annualized	28.9%	18.6%	26.4%	12.2%
Adjustment for net realized and unrealized (gains) losses on investments attributable to RenaissanceRe common shareholders (1)	(13.9)%	1.2%	(13.6)%	4.0%
Adjustment for transaction and integration expenses associated with the acquisition of the TMR Group Entities	1.1%	—%	1.6%	—%
Adjustment for income tax expense (benefit) (2)	0.6%	—%	0.7%	(0.2)%
Operating return on average common equity - annualized	16.7%	19.8%	15.1%	16.0%

(1)
Adjustment for net realized and unrealized (gains) losses on investments attributable to RenaissanceRe common shareholders represents: net realized and unrealized gains (losses) on investments as set forth in the Company's consolidated statement of operations less net realized and unrealized gains (losses) attributable to redeemable noncontrolling interests, which is included in net income attributable to redeemable noncontrolling interests in the Company's consolidated statement of operations. Comparative information for all prior periods has been updated to conform to the current methodology and presentation.

(2)
Adjustment for income tax expense (benefit) represents the income tax expense (benefit) associated with the adjustments to net income (loss) available (attributable) to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.

The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Book value per common share	$119.17	$111.05	$104.13	$105.21	$104.56
Adjustment for goodwill and other intangibles (1) (2)	(6.60)	(6.66)	(6.28)	(6.63)	(6.69)
Tangible book value per common share	112.57	104.39	97.85	98.58	97.87
Adjustment for accumulated dividends	20.00	19.66	19.32	18.99	18.66
Tangible book value per common share plus accumulated dividends	$132.57	$124.05	$117.17	$117.57	$116.53

Quarterly change in book value per common share	7.3%	6.6%	(1.0)%	0.6%	4.3%
Quarterly change in tangible book value per common share plus change in accumulated dividends	8.2%	7.0%	(0.4)%	1.1%	4.9%
Year to date change in book value per common share	14.4%	6.6%	4.4%	5.5%	4.9%
Year to date change in tangible book value per common share plus change in accumulated dividends	15.7%	7.0%	6.4%	6.8%	5.7%

(1)
At June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018 and June 30, 2018, goodwill and other intangibles included $26.3 million, $27.0 million, $27.7 million, $28.4 million and $29.1 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.

(2)
At June 30, 2019 and March 31, 2019, goodwill and other intangibles included $30.8 million and $31.1 million, respectively, of goodwill and other intangibles recognized by the Company in connection with the acquisition of the TMR Group Entities on March 22, 2019.